SCHEDULE 14A INFORMATION
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
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ITLA Capital Corporation
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ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

June 26, 2006

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of ITLA Capital Corporation, we cordially invite you to attend our Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m., California time, on August 2, 2006 at the Meritage Resort at Napa, 875 Bordeaux Way, Napa, California.

An important aspect of the meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of three directors of ITLA Capital, and (ii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2006. Your Board of Directors unanimously recommends that you vote FOR the Board’s nominees for election as directors and FOR the ratification of the appointment of Ernst & Young LLP.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

George W. Haligowski
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING RIGHTS AND PROXY INFORMATION
BENEFICIAL STOCK OWNERSHIP OF 5% OR MORE SHAREHOLDERS AND MANAGEMENT
PROPOSAL I — ELECTION OF DIRECTORS
INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS
INFORMATION AS TO EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
BOARD MEETINGS, BOARD COMMITTEES AND CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
TRANSACTIONS WITH CERTAIN RELATED PERSONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 2, 2006

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of ITLA Capital Corporation (“ITLA Capital”) will be held at the Meritage Resort at Napa, 875 Bordeaux Way, Napa, California, on August 2, 2006 at 2:00 p.m., California time.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of three (3) directors of ITLA Capital;

2.	The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the year ending December 31, 2006; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on June 15, 2006 are the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the main office of ITLA Capital during the ten days prior to the Meeting, as well as at the Meeting.

You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

George W. Haligowski
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California
June 26, 2006

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE ITLA CAPITAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 2, 2006

This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation (“we,” “our,” “us” or “ITLA Capital”), of proxies to be used at the Annual Meeting of Shareholders of ITLA Capital (the “Meeting”), and all adjournments or postponements of the Meeting. The Meeting will be held at the Meritage Resort at Napa, 875 Bordeaux Way, Napa, California, on August 2, 2006 at 2:00 p.m., California time. The accompanying Notice of Annual Meeting of Shareholders and form of proxy and this Proxy Statement are first being mailed to shareholders on or about June 26, 2006. Certain of the information provided herein relates to Imperial Capital Bank, a wholly owned subsidiary of ITLA Capital (sometimes referred to below as the “Bank”).

At the Meeting, our shareholders are being asked to consider and vote upon: (i) the election of three directors of ITLA Capital; and (ii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2006.

VOTING RIGHTS AND PROXY INFORMATION

All shares of our common stock, par value $.01 per share (“Common Stock”), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted “FOR” the election of the nominees named in this Proxy Statement, and “FOR” the ratification of the appointment of Ernst & Young LLP. We do not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, our Board of Directors, as proxy for the shareholder, will have the discretion to vote on such matters in accordance with its best judgment.

Directors will be elected by a plurality of the votes cast. The ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, shareholders may either vote “FOR” all nominees for election or withhold their votes from one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called “broker non-votes”) in the election of directors will not be included in determining the number of votes cast. For the proposal to ratify the appointment of the independent auditors, shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Proxies marked to abstain will have the same effect as votes against this proposal and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of our Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of ITLA Capital a subsequent proxy relating to the same shares prior to the exercise of such proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037.

Shareholders of record as of the close of business on June 15, 2006 will be entitled to one vote for each share then held. As of that date, we had 5,553,977 shares of Common Stock outstanding.

BENEFICIAL STOCK OWNERSHIP OF 5% OR MORE SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of June 15, 2006, certain information as to (i) those persons who were known by our management to be beneficial owners of more than five percent of our Common Stock outstanding; (ii) the shares of our Common Stock beneficially owned by our executive officers named below; and (iii) the shares of Common Stock beneficially owned by all of our executive officers and directors as a group. For information regarding share ownership by directors individually, see “Proposal I — Election of Directors.” The address of each person named in the table, except where otherwise indicated, is the same address as ITLA Capital. An asterisk (*) denotes beneficial ownership of less than one percent.

	Shares		Percent
	Beneficially		of
Beneficial Owner	Owned		Class

Neuberger Berman Inc.	491,646	(1)	8.85%
605 Third Avenue
New York, NY 10158
Dimensional Fund Advisors Inc.	479,486	(2)	8.63%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Barclays Global Advisors, NA, et. al	468,163	(3)	8.43%
45 Fremont Street
San Francisco, CA 94105
Wellington Management Company, LLP	397,130	(4)	7.15%
75 State Street
Boston, MA 02109
Granite Capital, L.P, et. al	319,100	(5)	5.75%
126 East 56th Street, 25th Floor
New York, NY 10022
Thomson Horstmann & Bryant, Inc.	317,705	(6)	5.72%
Park 80 West, Plaza One
Saddle Brook, NJ 07663
Friedman, Billings, Ramsey Group, Inc.	305,268	(7)	5.50%
1001 19th Street North
Arlington, VA 22209
Eubel Brady & Suttman Asset Management, Inc, et. al	292,916	(8)	5.27%
7777 Washington Village Drive, Suite 210
Dayton, OH 45459
George W. Haligowski	353,376	(9)	6.18%
Chairman of the Board, President and Chief Executive Officer
Norval L. Bruce	60,786	(9)	1.09%
Vice Chairman of the Board and Chief Credit Officer
Timothy M. Doyle	106,360	(9)	1.89%
Executive Managing Director and Chief Financial Officer
Lyle Lodwick	50,750	(9)	*
Executive Managing Director and Chief Operating Officer
Maria P. Kunac	33,750	(9)	*
Senior Managing Director and Chief Lending Officer
Don Nickbarg	—	(9)(10)	*
Former Senior Managing Director and Chief Banking Officer
All directors and executive officers as a group (11 persons)	641,288	(11)	10.83%

(1)	As reported by Neuberger Berman Inc. (“Neuberger Berman”) on a Schedule 13G filed on February 14, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Neuberger Berman reported sole voting power as to 82,559 shares, sole dispositive power as to none of the 491,646 shares, shared voting power as to 141,290 shares, and shared dispositive power as to all of the 491,646 shares covered in the report.

(2)	As reported by Dimensional Fund Advisors (“Dimensional”) on a Schedule 13G amendment filed on February 6, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Dimensional reported sole voting and dispositive powers as to all of the 479,486 shares, and shared voting and dispositive powers as to none of the 479,486 shares covered by the report.

(3)	As reported by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., and Barclays Global Investors Japan Trust and Banking Company Limited on a Schedule 13G amendment filed on January 26, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. With respect to the 468,163 shares listed, Barclays Global Investors, NA., reported sole voting power as to 359,857 shares, sole dispositive power as to 401,300 shares and shared voting and dispositive powers as to none of such shares, and Barclays Global Fund Advisors reported sole voting power as to 65,384 shares, sole dispositive power as to 66,863 shares and shared voting and dispositive powers as to none of such shares.

(4)	As reported by Wellington Management Company, LLP (“WMC”) on a Schedule 13G amendment filed on February 14, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. WMC reported sole voting and dispositive powers as to none of the 397,130 shares, shared voting power as to 225,200 shares, and shared dispositive power as to all of the 397,130 shares covered by the report.

(5)	As reported by Granite Capital, L.P. (“Granite”), Granite Capital II, L.P. (“Granite II”), Granum Value Fund (“Granum Value”), Granite Capital L.L.C. (“Granite L.L.C.”), Granum Capital Management, L.L.C. (“Granum Management”), Lewis M. Eisenberg and Walter F. Harrison, III on a Schedule 13G amendment filed on February 14, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. With respect to the 319,100 shares listed, Granite reported sole voting and dispositive powers as to none of such shares, and shared voting and dispositive powers as to 266,754 of such shares, Granite II reported sole voting and dispositive powers as to none of such shares and shared voting and dispositive powers as to 17,446 of such shares, Granum Value reported sole voting and dispositive powers as to none of such shares, and shared voting and dispositive powers as to 29,400 of such shares, Granite L.L.C. reported sole voting and dispositive powers as to none of such shares and shared voting and dispositive powers as to 289,700 of such shares, Granum Capital Management reported sole voting and dispositive powers as to none of such shares and shared voting and dispositive powers as to 29,400 of such shares, and each of Messrs. Eisenberg and Harrison, as managing members of Granite L.L.C. and Granum Management, reported sole voting and dispositive powers as to none of such shares and shared voting and dispositive powers as to all 319,100 of such shares.

(6)	As reported by Thomson Horstmann & Bryant, Inc. (“Thomson”) on a Schedule 13G amendment filed on January 9, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported sole voting power as to 158,405 shares, sole dispositive power as to all of the 317,705 shares, and shared voting and dispositive power as to none of the 317,705 shares covered by the report.

(7)	As reported by Friedman, Billings, Ramsey Group, Inc. (“FBR”) on a Schedule 13G amendment filed on February 15, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. FBR reported sole voting and dispositive powers as to none of the 305,268 shares, and shared voting and dispositive powers as to all of the 305,268 shares covered by the report.

(8)	As reported by Eubel Brady and Suttman Asset Management, Inc. (“EBS”), Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel, Bernard J. Holtgreive on a Schedule 13G amendment filed on February 14, 2006 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. EBS reported sole voting and dispositive powers as to none of the 292,916 shares, and shared voting and dispositive powers as to 292,876 of the shares covered by the report. According to the

Schedule 13G amendment, Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of the 292,916 shares held by EBS and one affiliated entity, EBS Partners, LP.

(9)	Includes 162,500, 23,000, 75,000, 47,500, 30,000, and 0 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after June 15, 2006, held by Messrs. Haligowski, Bruce, Doyle, Lodwick, Ms. Kunac, and Mr. Nickbarg, respectively.

(10)	Mr. Nickbarg departed ITLA Capital in August 2005.

(11)	Includes shares held directly, as well as an aggregate of 365,000 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after June 15, 2006 under our stock option plans, vested shares held under our Supplemental Executive Retirement Plan, and shares held in other retirement accounts or by certain members of the named individual’s families or corporations of which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members. Approximately one-third of our directors are elected annually. Our directors are generally elected to serve for three-year terms or until their respective successors have been elected and qualified.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The table below sets forth certain information regarding the composition of our Board of Directors, including the directors’ terms of office. It is intended that the proxies solicited on behalf of our Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as our Board of Directors, acting on the recommendation of the Nominating Committee, may determine. At this time, our Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk (*) denotes beneficial ownership of less than one percent. Our Board of Directors unanimously recommends that shareholders vote “FOR” the nominees named below for election as directors.

					Shares of
					Common Stock
					Beneficially
			Director	Term to	Owned at	Percent
Name	Age(1)	Positions Held In ITLA Capital	Since	Expire	June 15, 2006(2)	of Class

Nominees
Norval L. Bruce	64	Vice Chairman of the Board and Chief Credit Officer	1997	2009	60,786	1.09%
Jeffrey L. Lipscomb	52	Director	1996	2009	5,600	*
Preston Martin	82	Director	2002	2009	7,666	*
Directors Continuing in Office
Sandor X. Mayuga	57	Director	1996	2007	10,800	*
Robert R. Reed	69	Director	1996	2007	7,000	*
George W. Haligowski	51	Chairman of the Board, President and Chief Executive Officer	1996	2008	353,376	6.18%
Hirotaka Oribe	71	Director	1996	2008	5,200	*

(1)	As of June 15, 2006.

(2)	Includes shares held directly, as well as shares which are subject to immediately exercisable options and options exercisable within 60 days of June 15, 2006, under our stock option plans, shares held by our Supplemental Executive Retirement Plan, and shares held in other retirement accounts or by certain members of the named individual’s families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power. The above named individuals held exercisable options and options exercisable within 60 days of June 15, 2006 as follows: Vice Chairman Bruce — 23,000 shares; Director Lipscomb — 5,000 shares; Director Martin — 7,000 shares; Director Mayuga — 5,000 shares; Director Reed — 5,000 shares; Chairman Haligowski — 162,500 shares; and Director Oribe — 5,000 shares.

The business experience of each of our directors for at least the past five years is as follows:

Norval L. Bruce has served as the Vice Chairman and Chief Credit Officer for ITLA Capital and the Bank since June 1999. He was previously President and Chief Operating Officer of the Bank from October 1997 to June 1999, and previously was the Executive Vice President and Chief Credit Officer of the Bank from 1990 to October 1997. Mr. Bruce was appointed a director of the Bank and ITLA Capital in January 1997 and September 1997, respectively. From 1988 to 1989, he served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. He was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality. Mr. Bruce has an Associates of Arts degree from Clark College of Vancouver Washington, and attended the University of Washington where he studied economics and engineering. He is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University and he has completed the Executive Program in Management from the John E. Anderson Graduate School of Management at UCLA.

Jeffrey L. Lipscomb is a Chartered Financial Consultant (ChFC) with AXA Advisors, with an individual financial planning practice. Additionally, he is an Executive Vice-President of Excelsior Financial Network, LLC, a wealth planning management group and an Investment Advisory Associate. From 1986 to 1998 Mr. Lipscomb was an Assistant Manager of the San Diego office of Equitable Financial Companies, handling corporate group benefits and personal financial planning. Since 1986 he continues to be a Registered Principal with Equitable Financial Companies. Mr. Lipscomb was also with Kidder Peabody from 1983 to 1986. Mr. Lipscomb received a Bachelor of Arts Degree in General Psychology from University of California, Santa Barbara, in 1976.

Preston Martin is the former Vice Chairman of the Federal Reserve Board of Governors. Mr. Martin previously served as a Senior Advisory Director to the Board. Mr. Martin is currently Chairman of the Board of Martin Associates, a San Francisco based financial services company. Mr. Martin was Chairman and Chief Executive Officer of Seraro Corporation, a Sears Roebuck enterprise, PMI Mortgage Insurance Corporation and PMI Mortgage Corporation. Mr. Martin was also Professor of Finance and Director of Executive Programs at the University of Southern California. Mr. Martin holds a Ph.D. in Monetary Economics from Indiana University, as well as an MBA and a BS in Finance from the University of Southern California.

Sandor X. Mayuga is a member of the California State Bar and has been of counsel to the law firm of Keesal, Young & Logan since April 2004. Prior to that, he was a member of the law firm of Tisdale & Nicholson since 1994. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga’s practice has focused on the representation of financial institutions and other finance-related businesses in corporate, transactional and regulatory matters. Mr. Mayuga is a graduate of the University of Pennsylvania School of Law (Juris Doctoris, 1974), and the University of California, Santa Barbara (A.B., Political Science, with High Honors, 1970). While at the University of Pennsylvania, he also studied at The Wharton School of Finance and Commerce. He also earned a Certificate in Private International Law at Academie du Droit Internationale de la Haye (1975).

Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980. From 1995 to 2000, Mr. Reed served as a director of the Santa Ana City Cable Television Review Board.

George W. Haligowski has served as ITLA Capital’s Chairman of the Board, President and Chief Executive Officer since inception. He has also served as the Bank’s Chairman of the Board and Chief Executive Officer since 1992, and is also the Bank’s President. From 1990 to 1992, he served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988 to 1990) and Prudential-Bache Securities (1983 to 1988), and by Avco Financial Services as Regional Director of its Japanese branch operations (1976 to 1981), as Training Coordinator for Avco Thrift and Loan (1976) and as a Branch Manager (1974 to 1976). Mr. Haligowski’s post secondary education consists of the following programs: He is a graduate of the Securities Industry Institute held at the University of Pennsylvania Wharton School. He also became an alumnus of the Harvard Business School by completing the 24th Owners President Management Program and received a Masters of Banking diploma from L.S.U. Graduate School of Banking. In addition, he completed the Advanced Management Program at the University of Southern California. Mr. Haligowski serves on several boards including Chairman of the University of California San Diego Scripps Institution of Oceanography Director’s Cabinet (an advisory board), Operation Hope’s Executive Board and is the Chairman Emeritus of the San Diego’s Chapter of the Young Presidents’ Organization.

Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an advisor to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multi-family housing, office buildings, retail space and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973. Mr. Oribe holds Bachelor and Masters of Engineering from Waseda University in Tokyo, and holds a Master of Architecture in Urban Design from Harvard University’s Graduate School of Design. He is also a licensed architect with the State of California and the Commonwealth of Massachusetts.

INFORMATION AS TO EXECUTIVE OFFICERS
WHO ARE NOT ALSO DIRECTORS

Our executive officers who are not also directors are identified below.

Name	Age	Position

Timothy M. Doyle	50	Executive Managing Director and Chief Financial Officer of ITLA Capital and the Bank
Lyle C. Lodwick	52	Executive Managing Director and Chief Operating Officer of ITLA Capital and the Bank
Maria P. Kunac	53	Senior Managing Director and Chief Lending Officer of ITLA Capital and the Bank

Timothy M. Doyle has served as Executive Managing Director and Chief Financial Officer of ITLA Capital and the Bank since August 2005. He was previously Senior Managing Director and Chief Financial Officer of ITLA Capital and the Bank from May 2000 to August 2005, and prior to that he was Managing Director and Chief Administrative Officer of ITLA Capital and the Bank from May 1996 to May 2000. Before joining the Bank, he was the Controller and Director of Operations at Northeastern Plastics from 1995 to 1996; Assistant Controller of Alpha Wire Corporation from 1992 to 1994; and Vice President and Chief Financial Officer of Halivest International, Ltd. from 1989 to 1991. From 1982 to 1988, he was the Corporate Controller of the Shepaug Corporation. Mr. Doyle graduated with a Bachelor of Science degree in Accounting from Western New England College, and has completed the International Business Management Senior Executive Program of the London Business School.

Lyle C. Lodwick has served as Executive Managing Director and Chief Operating Officer of ITLA Capital and the Bank since August 2005. Prior to joining ITLA Capital, Mr. Lodwick served as Executive Vice President and Chief Operating Officer of Sunwest Bank and, prior to that, he served as Executive Vice President and Chief Credit Officer at Pacific Crest Capital, Inc. During his tenure at Pacific Crest Capital, Inc. from 1992 to 2004, he held several senior level positions with the company. From 1982 to 1985, he was Assistant Regional Credit Manager, Western Region, with Commercial Credit Corporation. Mr. Lodwick has a BA from Whittier College and an MBA from the University of LaVerne.

Maria P. Kunac has served as Senior Managing Director and Chief Lending Officer of ITLA Capital and the Bank since November 2004. Prior to joining ITLA Capital, Ms. Kunac served as the Executive Vice President for First National Bank. During her tenure at First National Bank from 1996 to 2004, she also managed the Real Estate Loan Division, and served as the Deputy Chief Credit Officer and Special Assets Manager. From 1993 to 1995, she was Executive Vice President and Chief Lending Officer of First Fidelity Thrift & Loan, and was Senior Vice President for Great American Bank from 1979 to 1992.

BOARD MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Our Board of Directors generally meets every other month and may have additional special meetings from time to time. During the year ended December 31, 2005, our Board of Directors met six times. No current director attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. In addition, all of our Board members are expected to attend our annual meeting of shareholders, although we do not have any written policy as to Board members’ attendance at the annual meeting of shareholders. Last year’s annual meeting of shareholders was attended by the entire Board of Directors.

Our Board of Directors has determined that Messrs. Lipscomb, Oribe, Martin, Mayuga and Reed, constituting a majority of the Board members, are “independent directors” as that term is defined in the National Association of Securities’ Dealers (“NASD”) listing standards for the Nasdaq Stock Market. Shareholders may communicate directly with the Board of Directors by sending written communications to ITLA Capital, addressed to the Audit Committee Chairman.

Board Committees

The Board of Directors’ principal standing committees are the Audit, Compensation, Nominating and Executive Committees. The Audit, Compensation and Nominating Committees are composed entirely of independent directors. The Board of Directors has adopted written charters for the Audit and Nominating Committees, as well as a written code of business conduct and ethics that applies to all of our directors, officers and employees. You may obtain copies of these documents free of charge by writing to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037 or by calling (858) 551-0511. In addition, our code of business conduct and ethics is available on our website located at www.itlacapital.com.

The principal standing committees are described below.

Audit Committee.  The Audit Committee is currently comprised of Messrs. Martin (Chairman), Lipscomb and Reed. Our Board of Directors has determined that Mr. Martin is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission, and that all of the Audit Committee members meet the independence requirements as set forth in the NASD’s listing standards. The Audit Committee met seven times during 2005. The Audit Committee assists our Board in its oversight responsibility relating to the integrity of our financial statements and the financial reporting process, the systems of internal accounting and financial controls and compliance with legal and regulatory requirements. The Audit Committee, among other things:

•	oversees the entire audit function for ITLA Capital, both internal and independent;

•	hires, terminates and/or reappoints our independent auditors;

•	ensures the existence of effective accounting and internal control systems;

•	approves non-audit and audit services to be performed by the independent auditors;

•	reviews and approves all related party transactions for potential conflict of interest situations; and

•	reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

The report of the Audit Committee is set forth below under “Audit Committee Report.”

Compensation Committee.  The Compensation Committee currently consists of Messrs. Lipscomb and Oribe. The Compensation Committee met three times during 2005. The Compensation Committee is responsible for:

•	determining compensation to be paid to our executive officers and directors;

•	overseeing the administration of our employee benefit plans covering employees generally; and

•	reviewing our compensation policies and plans.

The report of the Compensation Committee is set forth below under “Compensation Committee Report on Executive Compensation.”

Nominating Committee.  The Nominating Committee is comprised of Directors Mayuga (Chairman), Reed, Oribe and Lipscomb, each of whom is an independent director. The Nominating Committee met one time during 2005. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the Meeting identified in this Proxy Statement were recommended to the Board by the Nominating Committee.

The Nominating Committee operates under a formal written charter adopted by the Board, under which the Nominating Committee has the following responsibilities:

(i) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in our certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to ITLA Capital’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii) review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of our certificate of incorporation and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v) perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article II, Section 6(c) of our bylaws. Shareholders may recommend candidates for consideration by the Nominating Committee by following the procedures set forth in Article II, Section 6(c). As noted above, shareholder recommended candidates will be considered and evaluated using the same criteria set forth above.

Article II, Section 6(c) of our bylaws provides that nominations for election as directors by shareholders must be made in writing and delivered to the Secretary of ITLA Capital at least 90 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 100 days prior to the date of the meeting, nominations must be received by ITLA Capital not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or the day on which public disclosure of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Article II, Section 6(c) of our bylaws. This information includes the following:

(i) as to each person whom a shareholder proposes to nominate for election as a director, all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the proposed nominee’s written consent to serve as a director, if elected; and

(ii) as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of the shareholder; and

•	the number of shares of our Common Stock beneficially owned by the shareholder.

The foregoing description is a summary of our nominating process. Any shareholder wishing to nominate a candidate or recommend a nominee to our Nominating Committee for its consideration should review and must comply in full with the procedures set forth in our certificate of incorporation and bylaws, and Delaware law.

Executive Committee.  The primary responsibilities of the Executive Committee are to advise our management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held nine meetings in 2005.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of our Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent ITLA Capital specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

Management is responsible for ITLA Capital’s internal controls, financial reporting process and compliance with laws and regulations. The independent auditors are responsible for performing an independent audit of ITLA Capital’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon and annually attesting to management’s assessment of the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As required by its charter, the Audit Committee received and reviewed the report of Ernst & Young LLP regarding the results of their audit, as well as the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee reviewed and discussed the audited financial statements with ITLA Capital’s management. A representative of Ernst & Young LLP also discussed with the Audit Committee the independence of Ernst & Young LLP from ITLA Capital, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling its oversight responsibility of reviewing the services performed by ITLA Capital’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of ITLA Capital’s internal controls and the overall quality of ITLA Capital’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Relationship with Independent Auditors” below.

ITLA Capital’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes”). Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the audited financial statements be included in ITLA Capital’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors of ITLA Capital Corporation.

Preston Martin
Jeffrey L. Lipscomb
Robert R. Reed

RELATIONSHIP WITH INDEPENDENT AUDITORS

General

The Audit Committee has reappointed Ernst & Young LLP as the independent public accounting firm to audit our consolidated financial statements for the year ending December 31, 2006, subject to the ratification of the appointment by ITLA Capital’s shareholders. See “Proposal II — Ratification of the Appointment of Independent Auditors” below.

Independent Auditing Firm Fees

During the years ended December 31, 2005 and 2004, Ernst & Young LLP provided various audit, audit related and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a) Audit Fees: Aggregate fees billed for professional services rendered for the audits of the Company’s annual financial statements and internal control over financial reporting, and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years: $306,000 — 2005; $277,000 — 2004.

(b) Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans, consultation related to the implementation of the Sarbanes-Oxley Act, and consultation on accounting matters: $34,000 — 2005; $57,000 — 2004.

(c) Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax return preparation: $165,000 — 2005; $153,000 — 2004.

(d) All other fees: None — 2005; None — 2004.

The audit committee preapproves all audit and permissible non-audit services to be provided by Ernst & Young LLP and the estimated fees for these services. None of the services provided by Ernst & Young LLP described in items (a) — (c) above was approved by the audit committee pursuant to a waiver of the pre-approved requirements of the SEC’s rules and regulations.

DIRECTOR COMPENSATION

Directors Fees.  During 2005, each non-employee director was paid a monthly fee of $2,250 for serving on our Board of Directors and $1,000 for each Board or Committee meeting attended for service on such committee. In addition, Director Reed received an honorarium of $5,000 for his active assistance in legislative matters during 2005, Director Lipscomb received an honorarium of $5,000 for his active assistance with compensation matters, and Director Oribe received an honorarium of $15,000 for his extensive work with the Executive Committee. In 2005, Director Martin received an annual retainer fee of $15,000 for his service as Chairman of the Audit Committee.

Voluntary Retainer Stock and Deferred Compensation Plan.  In 1996, we adopted the Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the “Outside Director Plan”). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors in the form of Stock Units (“Stock Units”) in a Stock Unit account (“Stock Unit Account”). Directors may elect to have up to 100% of their fees converted into stock units.

For dividends paid with respect to our common stock, each non-employee director has credited to his Stock Unit Account an additional number of Stock Units in an amount determined under the Outside Director Plan. Each non-employee director’s Stock Unit Account will be settled by delivering to the non-employee director (or his beneficiary) the number of shares of our common stock equal to the number of whole Stock Units then credited to the non-employee director’s Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

To date, no amounts have been deferred under the Outside Director Plan.

Stock Options.  Directors are also eligible to receive stock option grants. Non-employee directors may receive option grants under our 2005 Re-Designated, Amended and Restated Stock Option Plan for Non-Employee Directors, and directors who are also employees (Messrs. Haligowski and Bruce) may receive option grants under our 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan (the “Employee Stock Incentive Plan”). On October 31, 2005, Director Martin was granted an option to purchase 1,000 shares of common stockwith an exercise price of $49.77 per share. The option is scheduled to vest in full on October 31, 2006 and expire on October 30, 2015. On November 10, 2005, Directors Martin, Lipscomb, Mayuga, Oribe and Reed were each granted an option to purchase 1,000 shares of common stock with an exercise price of $52.14. These options are scheduled to vest in full on November 10, 2006, and expire on November 10, 2015. On December 19, 2005, Directors Martin, Lipscomb, Mayuga, Oribe and Reed were each granted an option to purchase 1,500 shares of common stock with an exercise price of $48.46. These options are scheduled to vest in full on December 19, 2006, and expire on December 19, 2015. For information regarding options granted to Directors Haligowski and Bruce, see “Option Grants for 2005.”

EXECUTIVE COMPENSATION

The following table sets forth the compensation, for the years ended December 31, 2005, 2004 and 2003, of the Chief Executive Officer, the four other current executive officers and the former Chief Banking Officer (the “named executives”).

								Long-Term
		Annual Compensation						Compensation
						Other Annual			All Other
		Salary		Bonus		Compensation		Options	Compensation
Name and Principal Position	Year	($)		($)		($)		(#)(1)	($)

George W. Haligowski	2005	$590,000		$979,750	(2)	$498,350	(3)	50,000	$332,531	(4)
Chairman of the Board,	2004	$498,750		$1,179,750	(2)	$125,346	(3)	—	$296,938
President and Chief	2003	$496,202		$1,000,813	(2)	$174,970	(3)	—	$208,081
Executive Officer
Norval L. Bruce	2005	$241,500	(10)	$120,750	(10)	$—		12,500	$93,264	(5)
Vice Chairman of the	2004	$230,769	(10)	$165,750	(10)	$—		—	$69,294
Board and Chief	2003	$230,769	(10)	$153,500	(10)	$—		—	$45,263
Credit Officer
Timothy M. Doyle	2005	$225,000		$112,500		$—		25,000	$55,269	(6)
Executive Managing	2004	$195,000		$157,500		$—		—	$30,951
Director and Chief	2003	$193,917		$137,750		$—		—	$30,756
Financial Officer
Lyle C. Lodwick(12)	2005	$83,333		$41,918		$—		47,500	$39,593	(7)
Executive Managing	2004	$—		$—		$—		—	$—
Director and Chief	2003	$—		$—		$—		—	$—
Operating Officer
Maria P. Kunac(13)	2005	$185,000		$101,750		$—		30,000	$27,202	(8)
Senior Managing	2004	$30,000		$87,000		$—		—	$18,071
Director and Chief	2003	$—		$—		$—		—	$—
Lending officer
Don Nickbarg(14)	2005	$134,804		$—		$—		—	$37,086	(9)
Former Senior Managing	2004	$175,528		$110,750	(11)	$—		—	$28,458
Director and Chief	2003	$175,528		$98,750	(11)	$—		—	$24,949
Banking Officer

(1)	Options were granted on various dates and vested immediately, with the exception of Ms. Kunac’s options, which were initially granted to vest one-third on each of the three subsequent anniversary dates of issuance but were subsequently accelerated by the Compensation Committee to vest entirely in December 2005.

(2)	None of the 2005 bonus was deferred at the election of the named executive officer under ITLA Capital’s Nonqualified Deferred Compensation plan. The respective amounts were $890,474 and $173,315 for 2004 and 2003.

(3)	For 2005, represents (a) the aggregate incremental cost to the Company of perquisites and other personal benefits provided to Mr. Haligowski totaling $289,620, including $175,000 for the transfer of an interest in a timeshare in a resort and the incremental cost to the Company of $83,620 for Mr. Haligowski’s use of chartered air transportation service, and (b) reimbursements for tax obligations incurred by Mr. Haligowski totaling $208,730. For 2004 and 2003, represents the aggregate incremental cost to the Company of perquisites and other personal benefits provided to Mr. Haligowski, including the incremental cost to the Company of $33,000 and $83,500, respectively, for Mr. Haligowski’s use of chartered air transportation services. During 2005, 2004 and 2003, none of the other named executives received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of their salary and bonus reported for the year.

(4)	Consists of (a) $30,000 in supplemental housing payments, (b) $11,216 in life insurance premiums, (c) $6,300 in employer contributions to ITLA Capital’s 401(k) plan, (d) $240,015 in preferential interest on employee savings accounts in 2005, and (e) an allocation of 5,000 shares of restricted stock under the Supplemental

Executive Retirement Plan (“SERP”) valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $45,000.

(5)	Consists of (a) $3,429 in life insurance premiums, (b) $5,460 in employer contributions to ITLA Capital’s 401(k) plan, (c) $73,575 in preferential interest on employee savings accounts in 2005, and (d) an allocation of 1,200 shares of restricted stock under the Supplemental Executive Retirement Plan (“SERP”) valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $10,800.

(6)	Consists of (a) $9,287 in life insurance premiums, (b) $6,300 in employer contributions to ITLA Capital’s 401(k) plan, (c) $19,432 in preferential interest on employee savings accounts in 2005, and (d) an allocation of 2,250 shares of restricted stock under the Supplemental Executive Retirement Plan (“SERP”) valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $20,250.

(7)	Consists of (a) $322 in life insurance premiums, (b) $10,021 in preferential interest on employee savings accounts in 2005, and (c) an allocation of 3,250 shares of restricted stock under the Supplemental Executive Retirement Plan (“SERP”) valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $29,250.

(8)	Consists of (a) $883 in life insurance premiums, (b) $3,931 in employer contributions to ITLA Capital’s 401(k) plan, (c) $6,638 in preferential interest on employee savings accounts in 2005, and (d) an allocation of 1,750 shares of restricted stock under the Supplemental Executive Retirement Plan (“SERP”) valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $15,750.

(9)	Consists of (a) $591 in life insurance premiums, (b) $6,300 in employer contributions to ITLA Capital’s 401(k) plan, and (c) $30,195 in preferential interest on employee savings accounts in 2005.

(10)	$116,604 of the 2005 salary and $60,375 of the 2005 bonus was deferred at the election of the named executive officer under ITLA Capital’s Nonqualified Deferred Compensation plan. The respective amounts were $115,885 and $102,023 in 2004 and $91,067 and none in 2003.

(11)	None of the 2005 bonus was deferred at the election of the named executive under ITLA Capital’s Nonqualified Deferred Compensation plan. The respective amounts were $10,000 in 2004 and $20,000 in 2003.

(12)	Mr. Lodwick joined ITLA Capital on August 9, 2005.

(13)	Ms. Kunac joined ITLA Capital on November 1, 2004.

(14)	Mr. Nickbarg departed ITLA Capital in August 2005.

Option Grants for 2005

The following table sets forth certain information regarding stock options granted pursuant to the Employee Stock Incentive Plan to the named executive officers in 2005. No stock appreciation rights have been granted pursuant to the Employee Stock Incentive Plan.

Stock Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable
			% of Total			Value of Assumed
	Number of		Options			Annual Rates of Stock
	Underlying		Granted to	Exercise		Price Appreciation for
	Options		Employees	or Base		Option Term
	Granted		in Fiscal	Price	Expiration	5%	10%
Name	(#)		Year	($/Share)	Date	($)	($)

George W. Haligowski	50,000	(1)	15.5%	$48.46	12/19/2015	$1,523,812	$3,861,638
Norval L. Bruce	12,500	(1)	3.9%	$48.46	12/19/2015	$380,953	$965,409
Timothy M. Doyle	25,000	(1)	7.8%	$48.46	12/19/2015	$761,906	$1,930,819
Lyle C. Lodwick	35,000	(2)	10.9%	$54.25	8/8/2015	$1,194,114	$3,026,118
	12,500	(1)	3.9%	$48.46	12/19/2015	$380,953	$965,409
Maria P. Kunac	10,000	(3)	3.1%	$55.58	1/31/2015	$349,540	$885,802
	12,500	(4)	3.9%	$47.92	10/27/2015	$376,708	$954,652
	7,500	(1)	2.3%	$48.46	12/19/2015	$228,572	$579,246
Don Nickbarg	—		—	—	—	—	—

(1)	Options vested immediately on the date of grant and were granted to the named executives on December 19, 2005.

(2)	Options vested immediately on the date of grant and were granted to the named executive on August 8, 2005.

(3)	Options were initially granted to vest equally over a three-year period, beginning with the first anniversary of the grant date. On December 8, 2005 the Compensation Committee of the Board of Directors approved the accelerated vesting of these options. These options were granted to the named executive on January 31, 2005.

(4)	Options vested immediately on the date of grant and were granted to the named executive on October 27, 2005.

Option Exercises and Values at December 31, 2005

The following table sets forth certain information concerning stock options exercised by the named executive officers in 2005 and the number and value of stock options held by the named executive officers at December 31, 2005.

Option Values at December 31, 2005

			Number of Unexercised		Value of Unexercised
	Shares		Option at		“In-the-Money” Options
	Acquired on	Value	Fiscal Year-End (#)		at Fiscal Year-End (1)($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

George W. Haligowski	101,802	$4,445,305	162,500	—	$3,412,625	—
Norval L. Bruce	—	n/a	23,000	—	$276,300	—
Timothy M. Doyle	25,000	$1,002,375	75,000	—	$1,572,250	—
Lyle C. Lodwick	—	n/a	47,500	—	$4,875	—
Maria P. Kunac	—	n/a	30,000	—	$14,550	—
Don Nickbarg	40,000	$1,381,092	—	—	$—	—

(1)	The difference between the aggregate option exercise price and the closing price of $48.85 of the underlying shares at December 31, 2005.

Agreements with Mr. Haligowski

On February 24, 2006, we entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Haligowski, which constituted an amendment and restatement of his employment agreement with the Company dated January 28, 2000 (the “Original Employment Agreement”). The Employment Agreement has a five-year term which commenced effective as of January 1, 2006 and is renewable on each subsequent January 1st, as long as neither the Company, nor the Bank, has notified Mr. Haligowski at least 90 days in advance that the term will not be so extended. If a “change in control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, then notwithstanding the delivery of any notice of non-renewal to Mr. Haligowski, the employment term will automatically be extended until five years after the date of the change in control.

The Employment Agreement entitles Mr. Haligowski to: (1) an annual base salary of not less than $590,000; (2) participate in any performance-based awards and discretionary bonuses paid to executive officers; (3) receive a minimum monthly housing allowance of $3,500 and, at his election, a minimum monthly automobile allowance of $2,600 or the use of a Company vehicle pursuant to the Company’s automobile policy; (4) receive a personal life insurance policy, with premiums paid by the Company, providing a death benefit of at least four times his annual base salary; (5) receive Company-paid memberships in certain organizations and clubs; (6) up to $6,500 per year, plus imputed taxes, for the maintenance of his personal estate and tax planning; and (7) participate in benefit plans and receive other fringe benefits provided by the Company and the Bank.

The Employment Agreement provides that if Mr. Haligowski is “involuntarily terminated” prior to a change in control, then he will: (1) receive a prorated lump sum payment based on the amount of cash bonus and other cash incentive compensation paid to him for the Company’s last completed fiscal year; (2) either (a) continue to receive monthly through the remaining term of the agreement one-twelfth of his base salary at the highest annual rate in effect during the three years before the termination date and one-twelfth of the average amount of cash bonus and cash incentive compensation earned by him during the two fiscal years preceding the termination date or (b) at his election, receive the amount of all payments described in (a) in a lump sum; (3) either (a) continue to receive for himself and his dependents substantially the same medical, dental and disability benefits at the same cost to him for five years after the date of termination, reduced to the extent he receives substantially the same coverage at substantially the same cost to him from another employer, or (b) at his election (or at the Company’s or the Bank’s election, if coverage under the Company’s group plan is not available to Mr. Haligowski and his dependents), receive an amount in cash equal to the premium cost being paid by the Company or the Bank before the termination date; (4) be provided with office space and secretarial support of the same type provided during his employment for 18 months after the termination date; (5) receive title to the Company-owned or leased vehicle being used by him; (6) receive all interests maintained by the Company or the Bank in life insurance policies maintained on his life, including the cash surrender values; and (7) become vested in all of his outstanding unvested stock options and restricted stock awards held in the SERP. The term “involuntary termination” is defined to include termination of Mr. Haligowski’s employment by the Company or the Bank (other than for cause or due to retirement after attaining age 65) without his consent, by Mr. Haligowski following a material reduction of or interference with his duties, responsibilities or benefits without his consent or by the Company or the Bank (or their successors) or by Mr. Haligowski at the time of or within five years after a change in control.

The Employment Agreement provides that if Mr. Haligowski is involuntarily terminated in connection with or within five years after a change in control of the Company, then he will receive a lump sum payment equal to 299% of his “base amount,” as defined in Section 280G of the Code, less the present value of the benefits to be received by him under the Company’s Salary Continuation Plan and the accelerated vesting present value of stock options and restricted stock, to the extent such amounts are required to be considered in the calculation of parachute payments under Section 280G of the Code (the “Lump Sum Change in Control Payment”). Instead of receiving the full amount of the Lump Sum Change in Control Payment, however, Mr. Haligowski may elect to receive the continued health, medical and disability insurance benefits, 18 months of office space and secretarial support, title to his Company-owned or leased vehicle and the Company’s interests in the life insurance policies on his life, each as described in the immediately preceding paragraph, in which case the amount of the Lump Sum Change in Control Payment will be reduced by the present value of these elected benefits (the “Elective Benefits”). In no event may the Lump Sum Change in Control Payment, prior to reduction for Elective Benefits, exceed the aggregate of 100% of the total value of the payments and benefits Mr. Haligowski would receive under the Employment Agreement if the involuntarily termination occurred prior to a change in control, plus 150% of his annual base salary in effect before the change in control. This resulting aggregate amount is equal to the value of Mr. Haligowski’s change in control benefits under the Original Employment Agreement, excluding the SERP change in control benefit referred to in the Original Employment Agreement of 3.95 times his annual base salary but inclusive of the life insurance benefit described in the preceding paragraph (the “Original Agreement Adjusted Change in Control Benefit”). The Employment Agreement provides that if a change in control occurs on or after January 1, 2008, the Lump Sum Change in Control Payment prior to reduction for Elective Benefits may not be less than the Original Agreement Adjusted Change in Control Benefit less $1.0 million, notwithstanding the fact that this amount exceeds 299% of Mr. Haligowski’s base amount.

The Employment Agreement provides that if any payments or benefits to be provided under the agreement in combination with any payments or benefits under other plans or arrangements constitute “excess parachute payments” under Section 280G of the Code, Mr. Haligowski will be paid an additional amount (referred to as a “gross up payment”) that will offset, on an after tax basis, the effect of any excise tax consequently imposed upon him under Section 4999 of the Code.

Under the Employment Agreement, if Mr. Haligowski is terminated due to disability or death, then he or his estate will be entitled to the same payments and benefits to which he would have been entitled if he were involuntarily terminated prior to a change in control, other than the continued use of office space and secretarial support, plus a prorated amount of any bonus or other incentive compensation for the year in which the termination occurs. If Mr. Haligowski voluntarily terminates his employment other than for a reason that constitutes involuntary termination or other than in connection with or within five years after a change in control, he will receive his base salary and benefits earned through the date of termination plus any benefit continuation required by law. If Mr. Haligowski’s employment is terminated for cause, the Company will have no obligations to him under the Employment Agreement, other than any benefit continuation required by law.

We entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) with Mr. Haligowski on February 24, 2006. Like the Employment Agreement, the Non-Competition Agreement has a five-year term which commenced effective as of January 1, 2006. Mr. Haligowski’s forbearance obligations under the Non-Competition Agreement begin on his employment termination in connection with or following an acquisition of the Company or the Bank and continue for three years thereafter (the “Restricted Period”). Mr. Haligowski will receive aggregate payments of $3.5 million during the Restricted Period in consideration of his compliance with his obligations under the Non-Competition Agreement during the Restricted Period. The Company has the unilateral right to extend the term of the Non-Competition Agreement for an additional five year term by adjusting the compensation to be paid to Mr. Haligowski under that agreement.

Salary Continuation Plan

The Salary Continuation Plan, which was originally adopted by the Company in March 2000 and in which Mr. Haligowski is currently the only participant, provides that if the participant’s employment is terminated for any reason other than cause, or if the participant retires after attaining age 65, the participant will begin receiving an annual salary continuation benefit six months thereafter (or starting on the first day of the next calendar month, if termination is due to death or disability), payable monthly over 15 years. The amount of Mr. Haligowski’s annual salary continuation benefit is 75% of his average annual base salary for the three full calendar years preceding the year in which termination occurs or in which he attains age 65.

Change of Control Agreements

The Company recently entered into change in control severance agreements with Messrs. Bruce, Doyle and Lodwick and Ms. Kunac. In the case of Messrs. Bruce and Doyle, these agreements replace their existing change in control severance agreements with the Company. The terms of the agreements are three years for the agreements with Messrs. Bruce and Doyle and one year for the agreements with Mr. Lodwick and Ms. Kunac, beginning effective as of February 1, 2006 and renewable on each subsequent February 1st, as long as neither the Company nor the officer gives notice to the other at least 90 days in advance that the term will not be so extended. If a “change in control” (as defined in the agreement) occurs during the term of the agreement, then notwithstanding the delivery of any non-renewal notice, the agreement term will automatically be extended until three years, in the case of the agreements with Messrs. Bruce and Doyle, or two years, in the case of the agreements with Mr. Lodwick and Ms. Kunac, after the date of the change in control.

The agreements with Messrs. Bruce and Doyle provides that if their employment is terminated for any reason other than cause within six months before or within three years after a change in control, or if the officer terminates his employment for any reason within one year after a change in control, he will: (1) receive a lump sum payment equal to 299% of his “base amount” (not to exceed $1.0 million in the case of Mr. Bruce and $1.25 million in the case of Mr. Doyle); (2) either (a) continue to receive substantially the same health, dental and life insurance benefits for two years after the termination date, in the case of Mr. Bruce, and three years after the termination date, in the case of Mr. Doyle, or (b) at his election, (or at the Company’s election, if coverage under the Company’s group plan is not available to the officer) receive an amount in cash equal to the premium cost being paid by the Company before the termination date; (3) receive title to the Company-owned or leased vehicle being used by him or, if the officer receives a monthly car allowance in lieu of a Company vehicle, an amount in cash equal to 24 times, in the case of Mr. Bruce, and 36 times, in the case of Mr. Doyle, the greater of the monthly allowance on the date of the change in control or on the termination date; and (4) become vested in all of his outstanding unvested stock options and restricted stock awards.

The agreements with Mr. Lodwick and Ms. Kunac provide that if the officer’s employment is “involuntarily terminated” in connection with or within two years after a change in control, he or she will: (1) receive a lump sum payment equal to the sum of (a) 1.5 times his or her base salary on the date of the change in control or the date of termination, whichever is greater and (b) a prorated bonus amount for the year in which the termination occurs based on the officer’s prior year annual bonus, (2) either (a) continue to receive substantially the same health, dental and life insurance benefits for 18 months after the termination date or (b) at his or her election (or at the Company’s election, if coverage under the Company’s group plan is not available to the officer), receive an amount in cash equal to the premium cost being paid by the Company before the termination date; (3) receive title to the Company-owned or leased vehicle being used by him or her or, if the officer receives a monthly car allowance in lieu of a Company vehicle, an amount in cash equal to 18 times the greater of the monthly allowance on the date of the change in control or on the termination date; and (4) become vested in all of his or her outstanding unvested stock options and restricted stock awards.

Each agreement provides that to the extent the value and amounts of benefits under the agreement, together with any other amounts and the value of other benefits received by the officer in connection with a change in control would cause any amount to be non-deductible by the Company pursuant to Section 280G of the Code, then the amounts and benefits under the agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G.

Supplemental Executive Retirement Plan (SERP)

The SERP provides that the compensation committee may make restricted stock awards under ITLA Capital’s Recognition and Retention Plan (RRP) on a tax deferred basis through the SERP. The SERP further provides that Mr. Haligowski shall receive an allocation annually, subject to the performance terms of the RRP, of a restricted stock award equal to one-third of his base salary and all other participants shall receive an award equal to one-fifth of base salary subject to the approval of the compensation committee, which may also allocate a greater or lesser award or no award in its discretion. For this purpose, each share of common stock has been valued at $9.00 per share, the fair market value of the common stock on the date of issuance to the SERP. A participant shall only have a vested right to amounts allocated to his or her account if the participant is employed on the last day of a three year vesting cycle or earlier at the discretion of the compensation committee. Upon a change in control (as defined in the SERP), the participant shall have an accelerated vesting of all shares allocated to his or her account. The participant shall only have a right to vested shares in his or her account upon normal retirement, death, disability or termination. The last day of the vesting cycle for shares allocated to the SERP accounts for the benefit of the participants for the years 2003, 2004 and 2005 was December 31, 2005.

Nonqualified Deferred Compensation Plans

The ITLA Capital Corporation Supplemental Salary Savings Plan (the “Supplemental Plan”) and Nonqualified Deferred Compensation Plan (the “Deferral Plan”) are designed to provide additional retirement benefits for certain officers and highly compensated employees. The Supplemental Plan provides participating employees with an opportunity to make up benefits not available under the ITLA Capital Savings Plan (the “401(k) Plan”) due to any application of limitations on compensation and maximum benefits under the 401(k) Plan. Benefits under the Supplemental Plan are provided at the same time and in the same form as benefits under the 401(k) Plan, and become taxable to the participant at that point. The Deferral Plan allows a participant to defer receipt of, and current taxation upon, designated portions of the participant’s direct cash compensation until a future date specified by the participant. Both of these plans are unfunded plans, meaning that all benefits payable there under are payable from our general assets, and funds available to pay benefits are subject to the claims of our general creditors. We have established a Rabbi Trust with a third party FDIC insured financial institution which holds the contributions to the Supplemental Plan and Deferral Plan, for the purpose of providing the benefits set forth under the terms of the plans. Participants only have the rights of unsecured creditors with respect to the Rabbi Trust assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the Compensation Committee was comprised of Directors Lipscomb and Oribe.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Compensation Policies.  Under the supervision of the Board of Directors, ITLA Capital has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of ITLA Capital, and thus shareholder value, by closely aligning the financial interests of ITLA Capital’s employees, including its Chief Executive Officer and ITLA Capital’s other senior management, with those of its shareholders.

The executive compensation program of ITLA Capital is designed to:

•	Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

•	Motivate employees to assume increased responsibility and reward them for their achievements;

•	Provide compensation opportunities that are comparable to those offered by other leading companies, allowing ITLA Capital to compete for and retain talented executives who are critical to ITLA Capital’s long-term success; and

•	Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

At present, the executive compensation program is comprised of salary, annual cash bonus incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock awards, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the marketplace.

For Mr. Haligowski and the other executive officers, as an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on ITLA Capital’s performance rather than on salary. Reliance on ITLA Capital performance causes greater variability in the individual’s total compensation from year to year. By varying annual and long-term incentives and basing both on corporate performance, ITLA Capital believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

Salary and Bonus.  After taking into account a comparison of salaries of chief executive officers of financial institutions statewide performed by an independent compensation consultant, the Committee established Mr. Haligowski’s salary for 2005 at $590,000. Likewise, each other executive officer’s base salary for 2005 was determined using financial institution compensation surveys. Mr. Haligowski’s cash bonus for 2005 was determined by the Committee after considering Mr. Haligowski’s individual performance and the performance of ITLA Capital during 2005. The 2005 cash bonuses for the other executive officers were also determined by the Committee based on the individual performance of each officer and the performance of ITLA Capital during 2005, as well as the recommendations of Mr. Haligowski.

Stock Option Awards.  The Employee Stock Incentive Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Employee Stock Incentive Plan provides for the granting of stock-based awards. To date, stock options are the only awards granted under the Employee Stock Incentive Plan to executive officers and other key employees.

Restricted Stock Awards.  In 1996, the Committee adopted a policy relating to the granting of restricted stock awards to executive officers and certain key employees under the RRP to be carried out by the Committee. Under this policy, awards may be granted to plan participants by the Committee utilizing objective criteria adopted by the Committee and approved by the Board of Directors, after taking into account the proposed allocations under ITLA Capital’s SERP, the practices of other publicly traded financial institutions and such other factors as deemed appropriate. In addition, under the formula, no awards under the RRP may be granted in any year in which Imperial Capital Bank does not achieve a return on average assets of at least .50% and remain adequately capitalized under FDIC rules.

Jeffrey L. Lipscomb
Hirotaka Oribe

PERFORMANCE GRAPH

The following Stock Performance Graph shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this graph therein, and shall not otherwise be deemed filed under such Acts.

The following graph, prepared by SNL Securities, L.C., compares the performance of our Common Stock with that of the NASDAQ Composite Index (U.S. Companies) and the SNL Bank Index over a five year period through December 31, 2005. The comparison assumes $100 was invested on December 31, 2000 in our Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

Total Return Performance

	Period Ended
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
ITLA Capital Corporation	100.00	109.59	173.75	261.96	307.40	255.42
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Bank Index	100.00	101.00	92.61	124.93	140.00	141.91

TRANSACTIONS WITH CERTAIN RELATED PERSONS

During 2005, we utilized the services of Keesal, Young & Logan. Director Mayuga is of counsel in that law firm. During 2005, this law firm received $2,000 in legal fees from ITLA Capital and the Bank.

ITLA Capital has entered into a lending agreement with Mr. Haligowski as of January 20, 2000 for a seven hundred thousand dollar ($700,000) line of credit. To date, no funds have been drawn down from this line.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for the inadvertent failure by Ms. Kunac, Senior Managing Director and Chief Lending Officer to timely file a Form 4 to report one transaction.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006. In making its determination to reappoint Ernst & Young LLP as our independent auditors for the 2006 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Ernst & Young LLP, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are asked to ratify this appointment at the Meeting. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office at 888 Prospect Street, Suite 110, La Jolla, California 92037 no later than February 26, 2007. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our certificate of incorporation and bylaws and Delaware law. To be considered for presentation at the next annual meeting, but not for inclusion in our proxy materials for the meeting, a shareholder proposal must be received at our executive office by May 4, 2007; however, if the date of the next annual meeting is held before July 13, 2007 or after October 1, 2007, the proposal must be received by the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of such meeting is first made.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. If, however, any other matters should properly come before the Meeting, it is intended that our Board of Directors, as proxy for the shareholder, will act in accordance with its best judgment.

The cost of solicitation of proxies will be borne by ITLA Capital. ITLA Capital will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and regular employees of ITLA Capital may solicit proxies personally or by telegraph or telephone, without additional compensation. ITLA Capital has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $5,000, which includes reasonable out of pocket expenses.

BY ORDER OF THE BOARD OF DIRECTORS

George W. Haligowski
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California
June 26, 2006

REVOCABLE PROXY
ITLA CAPITAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
August 2, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation (“ITLA Capital”), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ITLA Capital which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on August 2, 2006 at the Meritage Resort at Napa, 875 Bordeaux Way, Napa, California, at 2:00 p.m. (California Time), and at any and all adjournments or postponements thereof, as follows:
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED HEREIN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS, AS PROXY FOR THE SHAREHOLDER, IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

▼ DETACH PROXY CARD HERE ▼
I. The election as directors of all nominees listed below, each for a three-year term:

ELECTION OF DIRECTORS	☐	FOR	☐	FOR ALL EXCEPT	☐	VOTE WITHHELD
Director Nominees: Norval L. Bruce, Jeffrey L. Lipscomb and Preston Martin
(INSTRUCTION: To vote for all nominees, mark “FOR.” To vote for one or more nominees, but not all nominees, mark “FOR ALL EXCEPT” and strike a line through the name(s) of the nominee(s) above for whom you wish to withhold authority to vote. To withhold authority to vote for all nominees, mark “VOTE WITHHELD.”)

II. The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN
In its discretion, the Board of Directors, as proxy for the shareholder, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.
The Board of Directors recommends a vote “FOR” the election of all director nominees named above and “FOR” the ratification of the appointment of Ernst & Young LLP.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of ITLA Capital prior to the exercise of this proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from ITLA Capital prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and ITLA Capital’s Annual Report to Shareholders for the year ended December 31, 2005.

Dated:

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.